UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2016

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 9, 2016, Transocean Ltd., a Swiss corporation (“Transocean”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of July 31, 2016 (the “Original Merger Agreement”), and as amended on November 21, 2016 (the “Amendment” and the Original Merger Agreement as amended by the Amendment, the “MergerAgreement”), by and among Transocean, Transocean Partners Holdings Limited, a Cayman Islands exempted company and an indirect, wholly owned subsidiary of Transocean (“Transocean Holdings”), TPHL Holdings LLC, a Marshall Islands limited liability company and a direct, wholly owned subsidiary of Transocean Holdings (“Merger Sub”), and Transocean Partners LLC, a Marshall Islands limited liability company (“Transocean Partners”). Pursuant to the Merger Agreement, Merger Sub merged with and into Transocean Partners, with Transocean Partners surviving the Merger as an indirect, wholly owned subsidiary of Transocean.

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Under the terms of the Merger Agreement, each common unit of Transocean Partners outstanding immediately prior to the effective time of the Merger (other than common units held by Transocean, Transocean Partners, Transocean Holdings, Merger Sub or any other subsidiary of Transocean) was converted into the right to receive 1.2000 Transocean shares (the “Exchange Ratio”).

Under the Merger Agreement, each unvested time-based award of Transocean Partners phantom units (except as described below) and each performance-based Transocean Partners phantom unit award granted prior to January 1, 2016 generally, immediately prior to the effective time, became fully vested without any action on the part of the award holder, Transocean Partners, Transocean or Merger Sub and, as a result, each award holder was issued (subject to applicable tax withholding) the applicable number of Transocean Partners common units. Additionally, each performance-based Transocean Partners phantom unit award granted on or after January 1, 2016 was deemed to have vested in a number of earned phantom units determined by multiplying 100% by the number of target Transocean Partners performance-based phantom units under such award, and as a result the award holder was issued (subject to applicable tax withholding) a corresponding number of Transocean Partners common units.  Each time-based award of Transocean Partners phantom units (except as described below) that had vested but had not converted to Transocean Partners common units, immediately prior to the effective time, became fully vested without any action on the part of the award holder, Transocean Partners, Transocean or Merger Sub and, as a result, each award holder was issued (subject to applicable tax withholding) the applicable number of Transocean Partners common units. Such Transocean Partners common units were treated at the effective time of the Merger the same as, and have the same rights and subject to the same conditions as, the other outstanding common units of Transocean Partners described above.

Notwithstanding the above, under the Merger Agreement, certain awards of Transocean Partners phantom units that remained outstanding immediately prior to the effective time ceased to represent a right to acquire Transocean Partners common units, and Transocean assumed such phantom unit awards which, as of the effective time, represented the right to receive a number of Transocean shares, subject to the terms of the applicable plan and award agreement, equal to the number of Transocean Partners common units that were subject to the award multiplied by the

Exchange Ratio (rounded down to the nearest whole Transocean share). Following the effective time of the Merger, no holder of an award of Transocean Partners phantom units that was assumed by Transocean has any right to receive Transocean Partners common units in respect of such phantom unit award or any right to receive the merger consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Original Merger Agreement, which was filed as Exhibit 2.1 to Transocean’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 1, 2016, and which is incorporated herein by reference, and the Amendment, which was filed as Exhibit 2.1 to Transocean Partners’ Current Report on Form 8-K filed with the SEC on November 23, 2016 and which is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
2.1

Agreement and Plan of Merger among Transocean Ltd., Transocean Partners Holdings Limited, TPHL Holdings LLC and Transocean Partners LLC, dated July 31, 2016 (incorporated by reference to Exhibit 2.1 to Transocean Ltd.’s Current Report on Form 8-K filed on August 1, 2016)

2.2

Amendment to Agreement and Plan of Merger among Transocean Ltd., Transocean Partners Holdings Limited, TPHL Holdings LLC and Transocean Partners LLC, dated November 21, 2016 (incorporated by reference to Exhibit 2.1 to Transocean Ltd.’s Current Report on Form 8-K filed on November 23, 2016)

99.1	Press Release Announcing Closing of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: December 9, 2016	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person

Index to Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger among Transocean Ltd., Transocean Partners Holdings Limited, TPHL Holdings LLC and Transocean Partners LLC, dated July 31, 2016 (incorporated by reference to Exhibit 2.1 to Transocean Ltd.’s Current Report on Form 8-K filed on August 1, 2016)

2.2

Amendment to Agreement and Plan of Merger among Transocean Ltd., Transocean Partners Holdings Limited, TPHL Holdings LLC and Transocean Partners LLC, dated November 21, 2016 (incorporated by reference to Exhibit 2.1 to Transocean Ltd.’s Current Report on Form 8-K filed on November 23, 2016)

99.1	Press Release Announcing Closing of the Merger